* Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Commission.

                                 CONFIDENTIAL
                         BANKCARD MARKETING AGREEMENT

          THIS AGREEMENT, made this 4th day of June, 1998, by and between iVILLAGE, INC., a Delaware corporation having its principal office at 170 Fifth Avenue, New York, New York 10010 (the "Company") and FIRST CREDIT CARD SERVICES USA L.L.C., a Delaware limited liability company ("FCCSU-LLC") sometimes referred to as the "Parties" and individually as a "Party". This Agreement is made together with the BankCard Issuance and Servicing Agreement by and between FIRST USA BANK ("FUSA") and the Company of even date herewith (the "Issuance and Servicing Agreement").

                                  RECITALS:

         WHEREAS, FCCSU-LLC assists FUSA in connection with the ongoing efforts of FUSA to market its various MasterCard and/or Visa consumer credit products and related services (hereinafter referred to as "Credit Card(s)") to the general public;

         WHEREAS, this Agreement has been negotiated and executed by FCCSU-LLC and the Company in connection with those efforts of FUSA in order to document the terms of their agreement concerning the marketing of Credit Cards to the officers, directors, employees, subscribers, customers and users of Company's on-line services (the "Company Users" or "Users"), including a Credit Card which bears the name and logo of the Company on the face thereof (the "iVillage-branded Credit Card"), and the subsequent and immediate acquisition of the underlying account relationships by FUSA;

         WHEREAS, FCCSU-LLC has agreed, subject to the terms and conditions hereinafter contained, to market Credit Cards, including the iVillage-branded Credit Card, to Company Users on behalf of FUSA in the manner and to the extent set forth in this Agreement;

         WHEREAS, immediately upon the successful completion of the marketing acquisition efforts of FCCSU-LLC as determined by FUSA and FCCSU-LLC in their sole and absolute discretion, the underlying accounts will be immediately sold by FCCSU-LLC to FUSA so that the account in question can then be serviced by FUSA in accordance with its then current business practices and serviced by FUSA in the manner contemplated by the Issuance and Servicing Agreement and in a manner consistent with the then current business practices of FUSA;

         WHEREAS, the Company is willing to endorse the offering of FUSA's Credit Card(s) to and among the Company Users subject to the terms and conditions contained in this Agreement and in the Issuance and Servicing Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                1. License to Use Marks.

                   (a) During the term of this Agreement, FCCSU-LLC shall have the limited right and license, for the purpose of fulfilling all of the obligations contained within this Agreement, to use the current and future respective name, trademarks, servicemarks, copyrights and logo of the Company (collectively, the "Marks") solely in connection with

FCCSU-LLC's marketing of FUSA's Credit Card(s) to Company Users under this Agreement (the "Program"). Examples of Company's current Marks are set forth in Exhibit B attached hereto. Such right and license is restricted to the products and services described herein and shall not apply or extend to any other product or service. Subject to and consistent with the rules and regulations of Visa and MasterCard, FCCSU-LLC shall comply with the standards established by the Company with respect to the form of the Marks and their usage.

                  (b) Subject to the foregoing, each of the parties hereto is and shall remain the owner of all rights in and to its name and logo, as the same now exist or as they may hereafter be modified, including all rights in and to any copyright, trademark, servicemark and/or like rights pertaining thereto. Any and all rights to Company's Marks not herein specifically granted and licensed to FCCSU-LLC are reserved to Company. Upon the termination of this Agreement, all rights conveyed by Company to FCCSU-LLC with respect to the use of Company's Marks shall cease, and all such rights shall revert to Company. Upon termination of this Agreement, FCCSU-LLC shall have no further right to market FUSA's cardmember products using the Company Marks or to further utilize any promotional materials containing the Company Marks.

               2. Customer Lists.

                  (a) In the event that direct mail becomes a marketing method used, the Parties agree to work together in conformity with any applicable rules, regulations and/or privacy policies established to determine the method by which FCCSU-LLC can be provided with mailing lists of the Company Users, including names, addresses (residential and e-mail), residential telephone numbers (where available), and all other data pertaining to Company Users, via magnetic tape, cartridge, or any other media which is mutually agreed upon (the "Lists"). All Lists shall be provided to FCCSU-LLC by Company at no cost to FCCSU-LLC.

                  (b) FCCSU-LLC shall use the Lists provided by Company on a basis consistent with the intent and terms of this Agreement, i.e. to market Credit Cards on behalf of FUSA, and shall not rent, use or permit any third party handling such Lists to use them for any other purpose. FCCSU-LLC shall not rent or otherwise make available such Lists to any third party (except for the purposes of fulfilling obligations under this Agreement) without the express written consent of Company. The Lists provided by Company are and shall remain the sole property of Company provided they have been provided to FCCSU-LLC by Company at no expense to FCCSU-LLC, except to the extent that such Company names are available to FCCSU-LLC from another source. FCCSU-LLC will, subject to applicable law requiring their retention, return such Lists to Company or destroy them upon the termination of this Agreement.

                  (c) FCCSU-LLC and/or its affiliates may maintain separately all information which is submitted and/or obtained as a result of an application for an Account relationship with a Company Users. This information becomes a part of FCCSU-LLC's own files and shall not be subject to this Agreement provided that, any use of such information, except for fulfilling obligations under the Program, will not imply or suggest an endorsement by Company.

                  (d) FCCSU-LLC and Company mutually agree that given the nature of the industry, additional and/or various marketing vehicles not specifically addressed in this Agreement may require additional User information. As a result, subject to the established rules, regulations and privacy policies, the Company acknowledges and agrees to use commercially reasonable efforts to work with FCCSU-LLC for the purpose of providing any necessary User information as requested from time to time, including but not limited to Lists of Users, as referenced in subsection (a) above.

         3. Offering of Credit Cards by FCCSU-LLC. FCCSU-LLC shall offer Credit Card(s) to Company Users in accordance with the following provisions:

                  (a) Subject to subparagraph (c) of this Paragraph 3, FCCSU-LLC shall, at its own expense, design and develop such marketing, promotion and solicitation materials as it deems appropriate to promote the Program among Company Users, and the Company shall endorse and reasonably assist FCCSU-LLC with the administration of such promotional and solicitation activities. FCCSU-LLC and the Company will jointly schedule and direct the solicitation of Company Users, provided, that FCCSU-LLC reserves the right to limit its solicitation materials to those persons deemed to be creditworthy in accordance with FCCSU-LLC's and/or FUSA's normal credit criteria and credit practices.

                  (b) In the event of any change in its Marks, the Company shall bear and promptly reimburse FCCSU-LLC for any reasonable expenses incurred by FCCSU-LLC in connection with the mutually agreed upon implementation and use of the altered Marks.

                  (c) FCCSU-LLC shall submit to Company, for its prior approval, samples of all marketing, promotional or solicitation materials, printed or otherwise, which FCCSU-LLC intends to utilize to market the Program to and among Company Users. Company shall review such materials and respond to FCCSU-LLC's requests for approval on a timely basis. Approval by Company of any marketing materials submitted by FCCSU-LLC for review shall not be unreasonably withheld.

                  (d) On-line Offering of Credit Cards. During the initial term of this Agreement, Company agrees to provide site integration to FUSA and FCCSU-LLC through impressions as well as other site integration (e.g. user registration processing, bundling and other company marketing activities) for the purpose of providing a vehicle to market and advertise the Program (the "Impressions"). In order to test the optimal usage of the aforementioned Impressions and/or to take advantage of information garnered through FCCSU-LLC's use of the Impressions, FCCSU-LLC and Company may, exchange the allotment of Impressions (i.e. banner advertisements, popup banner advertisements, etc.). The Company agrees that during the term of this Agreement it shall provide no less of a marketing and advertising commitment, (both quantity and quality) than that which was provided in the preceding period in order to ascertain the marketing goal and Advance earned within the prior period. In other words, if in a given three (3) month period, the Company provided 5,000,000 Impressions in order to ascertain the marketing goal and Advance paid for the associated period pursuant to this Agreement, then the Company shall provide no less than 5,000,000 Impressions for the following three (3) months and all equivalent three (3) month periods thereafter until termination of this Agreement. Essentially, it is agreed that the Company will provide no less of a marketing commitment and provide at least the same quantity and quality of Impressions as that which was provided so as to earn the Advance level ascertained. The parties agree that at the end of each year, FCCSU-LLC and the Company will meet to review the year-to-date performance of the Program. If at the end of the year, the Program has not attained the anticipated goals, then the parties may adjust the marketing program by increasing the delivery of Impressions or the manner in which the Impressions are displayed in order to attain the anticipated goals. Company acknowledges and agrees that Company's provision of the Credit Card advertising is material to FCCSU-LLC's decision to enter into this transaction with Company and that a failure to provide the minimum advertising commitment described herein shall be deemed a material default under Section 11(b) of this Agreement.

            (e) Further, this Program shall include the ability to process Credit Card applications on-line at Company sites provided that processing such applications does not violate applicable laws or regulations. Company shall provide an icon on Company's Website (the "Company Credit Card Application Vehicle") whereby Company Users shall be connected to the Company Credit Card Application Vehicle. Company shall work with FCCSU-LLC in the design, development and maintenance of same.

         4. [Intentionally Omitted]

         5. Fees.

            (a) During the term of this Agreement (including any renewal terms as provided in Paragraph 11 hereof) and in consideration of the use of Company's Marks, the supplying of Impressions to FCCSU-LLC, and the Company's endorsement of the Program, FCCSU-LLC shall pay to Company certain Marketing Fees (the "Fees") as set forth on Exhibit A attached hereto.

            (b) Notwithstanding any of the above, FCCSU-LLC shall not be obligated to pay to the Company any duplicate Fees described in Exhibit A in the event that the Accounts on which such fees are calculated represent substitute Accounts, including, but not limited to, Accounts which are established due to the loss or theft of a cardmember's existing Credit Card or Accounts which were established as a result of former joint cardmembers requesting individual Accounts.

            (c) FCCSU-LLC shall provide Company with a reconciliation report within sixty (60) days following the end of each calendar quarter setting forth the amount of Fees earned by Company during such calendar quarter. Any amounts owing to Company and payable pursuant to the terms of this Paragraph 5 shall be paid to Company within sixty (60) days following the end of such calendar quarter.

            (d) FCCSU-LLC's obligation to pay any of the aforementioned Fees to the Company shall cease immediately upon the termination of this Agreement for any reason whatsoever, provided that such Fees shall be reconciled and paid to the date of termination.

         6. Records.

         During the term of this Agreement (including any renewals), FCCSU-LLC shall keep accurate books of account and copies of all documents and other material related to FCCSU-LLC's obligations under this Agreement at FUSA's principal office, including without limitation (a) Marketing Fees, (b) all Accounts established under this Agreement. The Parties agree that within thirty (30) days of the Company's written request, but not more frequently than once per year, Company, by its duly authorized agents and representatives, shall have the right, upon reasonable notice to FCCSU-LLC, to audit such books, documents and other material from time to time and shall have access thereto during ordinary business hours, and shall be at liberty to make copies of such books, documents and other material, subject to such security procedures as FCCSU-LLC may reasonably impose and subject to such limitations as may be required under applicable rules, regulations or statutes governing the conduct of FCCSU-LLC's business. Company shall maintain the confidentiality of all information obtained as a result of auditing FCCSU-LLC, and shall not reveal any such information to any third party except in connection with any legal action or other proceeding implemented to enforce any rights under this Agreement. If any audit of FCCSU-LLC's books and records reveals that FCCSU-LLC has failed to account for and pay Marketing Fees owed, FCCSU-LLC shall promptly pay such underpayment.

            7. Relationship. Nothing in this Agreement is intended to or shall be construed to constitute or establish an agency, joint venture, partnership or fiduciary relationship between the parties, and neither party shall have the right or authority to act for or on behalf of the other party.

            8. Confidentially

            (a) The parties acknowledge and agree that the terms of this Agreement and all information provided to or in connection with either party's performance under this Agreement shall be considered confidential and proprietary information ("Confidential Information") and shall not be disclosed to any third party without the prior written consent of the party providing the Confidential Information ("Disclosing Party"). Confidential Information shall include, without limitation: (i) names, addresses, and demographic, behavioral, and credit information relating to FCCSU-LLC Cardholders, potential FCCSU-LLC Cardholders or the Lists provided to FCCSU-LLC pursuant to Paragraph 2; (ii) marketing materials, strategies and targeting methods; (iii) business objectives, assets and properties; and (iv) programming techniques and technical, developmental, cost and processing information.

            (b) The party receiving such Confidential Information ("Receiving Party") shall use Confidential Information only for the purpose of performing the terms of this Agreement and shall not accumulate in any way or make use of Confidential Information for any other purpose. The Receiving Party shall ensure that only its employees, authorized agents, or subcontractors who need to know Confidential Information to perform this Agreement will receive Confidential Information and that such persons agree to be bound by the provisions of this Paragraph and maintain the existence of this Agreement and the nature of their obligations hereunder strictly confidential.

            (c) The obligations with respect to Confidential Information shall not apply to Confidential Information that: (i) either party or its personnel already know at the time it is disclosed as shown by their written records;
(ii) is publicly known without breach of this Agreement; (iii) either party received from a third party authorized to disclose it without restriction;
(iv) either party, its agents or subcontractors, developed independently without use of Confidential Information; or (v) either party is required by law, regulation or valid court or governmental agency order or request to disclose, in which case the party receiving such an order or request, to the extent practicable, must give notice to the other party, allowing them to seek a protective order.

            (d) Each party agrees that any unauthorized use or disclosure of Confidential Information may cause immediate and irreparable harm to the Disclosing Party for which money damages may not constitute an adequate remedy. In that event, each party agrees that injunctive relief may be warranted in addition to any other remedies the Disclosing Party may have. In addition, the Receiving Party agrees promptly to advise the Disclosing Party in writing of any unauthorized misappropriation, disclosure or use by any person of the Confidential Information which may come to its attention and to take all steps at its own expense reasonably requested by the Disclosing Party to limit, stop or otherwise remedy such misappropriation, disclosure or use.

            (e) Upon either Party's demand, or upon the termination of this Agreement, the Parties shall comply with each other's reasonable instructions regarding the disposition of Confidential Information which may include return of any and all Confidential Information (including any copies or reproductions thereof). Such compliance shall be certified in writing, including a statement that no copies of confidential information have been kept.

            (f) Except as necessary for its performance under this Agreement and/or the Marketing Agreement, neither Party shall use the name of the other Party, its affiliates or subsidiaries in connection with any representation, publication or advertisement, or make any public statement relating to the other Party, its affiliates or subsidiaries, without the prior full disclosure of same to the other Party, and the prior written consent of the respective Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, either Party may utilize the name of the other Party for the purpose of advertising within any Party related advertising portfolio (e.g. SEC filings, Q's and 1OK's), without the prior written consent of the respective Party.

            (g) Except as may be required by law, regulation or any governmental authority, neither Party, nor any of its affiliates, shall issue a press release or make public announcement or any disclosure to any third party related to the transactions contemplated by this Agreement without the prior consent of the other Party, which consent shall not be unreasonably withheld or delayed.

            (h) The obligations of this Paragraph 8 shall survive the termination of this Agreement for a period of two (2) years.

            9. Representations and Warranties.

            (a) FCCSU-LLC represents and warrants that (i) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) the execution and delivery by FCCSU-LLC of this Agreement, and the performance by FCCSU-LLC of the transactions contemplated hereby, are within FCCSU-LLC's corporate powers, have been duly authorized by all necessary corporate action, do not require any consent or other action by or in respect of, or filing with, any third party or governmental body or agency (other than informational filings required by MasterCard or Visa), and do not contravene, violate or conflict with, or constitute a default under, any provision of applicable law or regulation or of the charter or by-laws of FCCSU-LLC or of any agreement, judgment, injunction, order, decree or other instrument binding upon FCCSU-LLC.

            (b) The Company represents and warrants that it is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company further represents and warrants that
(i) the execution and delivery by Company of this Agreement, and the performance by Company of the transactions contemplated hereby, are within Company's powers, have been duly authorized by all necessary action, do not require any consent or other action by or in respect of, filing with, any third party or any governmental body or agency, and do not contravene, violate or conflict with, or constitute a default under, any provision of applicable law, regulation, or under any governing documents, charter or bylaw, or any agreement, judgment, injunction, order, decree or other instrument binding on Company; (ii) it is not currently aware of any claims, and is not currently involved in any litigation, challenging Company's ownership of the Marks and
(iii) it is not aware of any claims, and is not currently involved in any litigation, challenging the Company's access to the Web and/or the Internet. Company represents and warrants that it has the right, power and authority to execute this Agreement and act in accordance herewith.

        10. Release and Indemnification.

            (a) FCCSU-LLC shall not be responsible in any way for any misrepresentation, negligent act or omission or willful misconduct of Company, its affiliates, officers, directors, agents, or employees in connection with the entry into or performance of any obligation of Company under this Agreement. Further, Company shall indemnify, defend and hold FCCSU-LLC harmless from and against all claims, actions, suits or other proceedings, and any and all losses, judgments, damages, expenses or other costs (including reasonable counsel fees and disbursements), arising from or in any way relating to (i) any actual or alleged violation or inaccuracy of any representation or warranty of Company contained in Paragraph 9 above, (ii) any actual or alleged infringement of any trademark, copyright, trade name or other proprietary ownership interest resulting from the use by FCCSU-LLC and/or FUSA of the Marks of Company as contemplated by this Agreement, and
(iii) any negligent act or omission or willful misconduct of Company or its directors, officers, employees, agents or assigns in connection with the entry into or performance of this Agreement.

                  (b) Company shall not be responsible in any way for any misrepresentation, negligent act or omission or willful misconduct of FCCSU-LLC, its affiliates, officers, directors, agents, or employees in connection with the entry into or performance of any obligation of FCCSU-LLC under this Agreement. Further, FCCSU-LLC shall indemnify, defend and hold Company harmless from and against all claims, actions, suits or other proceedings, and any and all losses, judgments, damages, expenses or other costs (including reasonable counsel fees and disbursements), arising from or in any way relating to (i) any actual or alleged violation or inaccuracy of any representation or warranty of FCCSU-LLC contained in Paragraph 9 above,
(ii) any act or omission of FCCSU-LLC in connection with the marketing of Credit Card(s), and (iii) any negligent act or omission or willful misconduct of FCCSU-LLC or its directors, officers, employees, agents or assigns in connection with the entry into or performance of this Agreement.

              11. Term/Termination

                  (a) Subject to the provisions of subparagraphs 11(b), (c),
(d) and (e) below, this Agreement shall be effective as of the date hereof and shall continue for an initial term of three (3) years (the "Initial Term"). Following the Initial Term, this Agreement shall be automatically renewed for successive renewal terms of two (2) years each (the "Renewal Term(s)") unless, at least ninety (90) days prior to the termination of the Initial Term or the then current Renewal Term, either party shall have notified the other in writing of its decision not to renew this Agreement. Notwithstanding the foregoing, the Issuance and Servicing Agreement and this Agreement shall terminate at the same time, so that the term of this Agreement shall not be deemed to have been extended for a Renewal Term unless the Issuance and Servicing Agreement has also been extended for the same Renewal Term. If the terms hereof are to be amended in connection with any Renewal Term, an appropriate addendum shall be added hereto reflecting, as applicable, the revised terms hereof.

                  (b) If there is a material default by either party in the performance of the terms and conditions of this Agreement, and such default shall continue for a period of thirty (30) days after receipt by the defaulting party of written notice thereof from the nondefaulting party (setting forth in detail the nature of such default), then this Agreement shall terminate at the option of the non-defaulting party as of the thirty-first (31st) day following the receipt of such written notice. If, however, the default cannot be remedied within such thirty (30) day period, such time period shall be extended for an additional period of not more than thirty (30) days, so long as the defaulting party has notified the non-defaulting party in writing and in detail of its plans to initiate substantive steps to remedy the default and diligently thereafter pursues the same to completion within such additional thirty (30) day period.

                  (c) This Agreement shall be deemed immediately terminated, without the requirement of further action or notice by either party, in the event that either party, or a direct or indirect holding company of either party, shall become subject to voluntary or involuntary bankruptcy, insolvency, receivership, conservatorship or like proceedings (including, but not limited to, the takeover of such party by the applicable regulatory agency) pursuant to applicable state or federal law.

                  (d) In the event that any material change in any federal, state or local law, statute, operating rule or regulation, or any material change in any operating rule or regulation of either MasterCard or Visa makes the continued performance of this Agreement under the then current terms and conditions unduly burdensome, then FCCSU-LLC shall have the right to terminate this Agreement upon ninety (90) days advance written notice. Such written notice shall include a detailed explanation and evidence of the burden imposed as a result of such change.

                  (e) In the event that of any breach of a representation or warranty set forth in Paragraph 9 of this Agreement, the non-breaching party shall have the right to immediately terminate this Agreement and all of its obligations contained herein by notice to the breaching party.

                  (f) Upon termination of this Agreement:

                           (i) Company shall promptly return to FCCSU-LLC all
marketing materials that have been supplied to Company by FCCSU-LLC, if any;

                           (ii) Except those provisions which by their terms
shall survive, all obligations to Company shall cease after the effective date of termination.

              12. Exclusivity.

                  (a) During the term of this Agreement, FCCSU-LLC shall have the exclusive right to perform the credit card marketing services contemplated by this Agreement. Company agrees that during the term hereof it shall not by itself or in conjunction with others, directly or indirectly, or through any parent, affiliate or subsidiary, offer, advertise, endorse, or facilitate any on-line processing or enter into any agreement with any Competitor for the provision of any credit card, charge card or credit card related products or services to Company Customers. For the purposes of this Agreement, "Competitor" shall mean any entity (other than FUSA or FCCSU-LLC) which advertises, markets, issues or otherwise provides access to consumer card products or any entity which is a member of the bankcard associations now known as Visa and MasterCard. Visa and MasterCard themselves shall not be considered Competitors so long as they are not representing, or otherwise working on behalf of, a bankcard association member. Further, the Company agrees that during the term hereof it shall not by itself or in conjunction with others, directly or indirectly, or through any parent, affiliate or subsidiary, offer, advertise, endorse, or facilitate any marketing or advertising, of any products and/or services, regardless of whether the products or services are in the credit card category, to or on behalf of any of the following: MBNA American, N.A., Capital One, Providian, Associates Bank, Household Credit Corporation, Metris, U.S. Bank Corporation and Advanta (the "Specific Competitors"). Additionally, the parties agree that any future Competitor shall be defined as any individual, corporation, corporate division, retail site, Web site or other entity that either derives more than fifty percent (50%) of its annual gross revenues from the issuance of consumer card products, or is primarily known as an issue of consumer card products. Notwithstanding the foregoing, the Company may accept advertising (e.g. banners on a web page) from a Competitor, but not a Specific Competitor, provided that the advertising does not include the advertising of credit cards or charge cards, nor does the advertising enable a Internet user to link directly to a web page that is used to process, accept, and/or market applications for any credit card, charge card or credit card related products or services.

            (b) In the event Company desires to introduce any current new or unaddressed product, service, property and/or entity relating to consumer credit products and related services ("New Product") by itself or through another entity, Company agrees to work with FCCSU-LLC, so as to negotiate in good faith an agreement whereby FCCSU-LLC could provide some or all of its products or services through or on behalf of the New Product.

            13. Non-Competition. With respect to all Accounts established pursuant to this Agreement, Company agrees that neither Company, nor any entity which Company controls including any parent, affiliate or subsidiary, shall by itself or in conjunction with others, during the term of this Agreement (including any Renewal Term) and for a period of one (1) year following the termination of this Agreement for any reason whatsoever, specifically target any offer of a credit card, charge card or credit card related product to cardmembers possessing an Account.

            14. Notices. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be delivered either by personal delivery; by telex, telegram, mailgram or telecopy; by nationally recognized overnight courier service; or by certified or registered mail, return receipt requested, addressed as follows:

If to FCCSU-LLC, to:

      FIRST CREDIT CARD SERVICES USA L.L.C.
      Three Christina Centre
      201 North Walnut Street
      Wilmington, DE 19801
      Attention: General Manager

      with a copy to:

                     General Counsel

      General Counsel
      iVILLAGE INC.
      170 Fifth Avenue
      New York, New York 10010

      with copies to:
      Attention:   Vice President of Finance/Legal Affairs
or to such other person or address as either party shall have previously designated to the other by written notice given in the manner set forth above. Where notice requires a response in ten (10) or less business days, the notice should be sent by hand delivery or telecopy. Notices shall be deemed given one day after sent, if sent by telex, telegram, mailgram, telecopy or by overnight courier; when delivered and receipted for, if hand delivered; or when receipted for (or upon the date of attempted delivery where delivery is refused) if sent by certified or registered mail, return receipt requested.

         15. Alternative Dispute Resolution. Company and FCCSU-LLC hereby waive their rights to resolve disputes through any court proceeding or litigation and acknowledge that all disputes shall be resolved pursuant to Paragraphs 16 and 17 as referenced below, except that equitable relief may be sought pursuant to Section 8 from any court of competent jurisdiction. Both parties represent to the other that this waiver is made knowingly and voluntarily after consultation with and upon the advice of counsel and is a material part of this Agreement.

         16. Informal Dispute Resolution. Any controversy or claim between Company, on the one hand, and FCCSU-LLC on the other hand, arising from or in connection with this Agreement or the relationship of the parties under this Agreement whether based in contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute") shall be resolved as follows:

         (a) Upon written request of either Company, on the one hand, or FCCSU-LLC on the other hand, a duly appointed representative(s) of each party will meet for the purpose of attempting to resolve such Dispute. Should they be unable to resolve the Dispute, the designated representative of iVILLAGE, INC. will meet with FCCSU-LLC's Executive Vice President of Marketing (the "Executives") in an effort to resolve the Dispute. Said meeting shall be in person or by telephone.

         (b) The Executives shall meet as often as the parties agree to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

         (c) Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of

         i. the parties concluding in good faith that amicable resolution through the procedures set forth in subsections
                  (a)-(b) hereof does not appear likely; or

         ii. the expiration of a thirty-five (35) day period immediately following the initial request to negotiate the Dispute;

provided, however, that this Paragraph will not be construed to prevent a party from instituting formal proceedings earlier to avoid the expiration of any applicable Statute of Limitations or to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief. The commencement of a proceeding pursuant to this provision does not relieve a party from the executive consultation requirement contained in this Paragraph.

     17. Arbitration.

         (a) If the parties are unable to resolve any Dispute as contemplated above, such Dispute shall be submitted to mandatory and binding arbitration at the election of either Company, on the one hand, or FCCSU-LLC on the other hand (the "Disputing Party"). Except as otherwise provided in this Paragraph, the arbitration shall be pursuant to the Code of Procedure of the National Arbitration Forum ("NAF'), P.O. Box 50191, Minneapolis, MN 55405, (800) 474-2371.

         (b) To initiate arbitration, the Disputing Party shall notify the other party in writing (the "Arbitration Demand") with a copy to the NAF, which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, and, (iii) specify the requested relief. Within fifteen (15) days after the other party's receipt of the Arbitration Demand, such other party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party; (ii) asserting any counterclaim, which shall describe in reasonable detail the nature of the Dispute relating to the counterclaim, state the amount of the counterclaim, and specify the requested relief.

         (c) If the amount of the controversy set forth in either the claim or counterclaim is less than $100,000, then the matter shall be resolved by a single Arbitrator selected pursuant to the rules of the NAF.

         (d) If the amount of the controversy set forth in either the claim or counterclaim is equal to or exceeds $100,000, then the matter shall be resolved by a panel of three arbitrators (the "Arbitration Panel") selected pursuant to the rules of the NAF. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

         (e) The arbitration hearing shall be held in such neutral location as the parties may mutually agree or, if they cannot agree, Wilmington, Delaware. The Arbitrator or Arbitration Panel is specifically authorized in proceeding pursuant to Section (d) to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. Unless otherwise agreed by the parties, partial or full summary judgment shall not be available in proceedings pursuant to subsection (c) above. In the event summary judgment or partial summary judgment is granted, the non-prevailing party may not raise as a basis for a motion to vacate an award that the Arbitrator or Arbitration Panel failed or refused to consider evidence bearing on the dismissed claim(s) or issue(s). The Federal Rules of Evidence shall apply to the arbitration hearing. The party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitration Panel will have no power or authority, under the Code of Procedure of the NAF or otherwise, to relieve the parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this Paragraph.

         (f) Should an Arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Paragraph, the Arbitrator shall be replaced pursuant to the rules of the NAF. If an arbitrator is replaced after the arbitration hearing has commenced, then a rehearing shall take place in accordance with this Section and the Code of Procedure of the NAF.

          (g) At the time of granting or denying a motion of summary judgment as provided for in (e) and within fifteen (15) days after the closing of the arbitration hearing, the Arbitrator or Arbitration Panel will prepare and distribute to the parties a writing setting forth the Arbitrator's or Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings of fact and the conclusions of law along with the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

          (h) The Arbitrator of Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitrator or Arbitration Panel is authorized to issue monetary sanctions against either party if, upon a showing of good cause, such party is unreasonably delaying the proceeding.

          (i) Any award rendered by the Arbitrator or Arbitration Panel will be final, conclusive and binding upon the parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

          (j) Each party will bear a pro rata share of all fees, costs and expenses of the Arbitrators, and notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitrator or Arbitration Panel, the prevailing party in such a proceeding shall be entitled to recover reasonable attorney's fees and expenses incurred in connection with such proceedings, in addition to any other relief to which it may be entitled.

          18. Entire Agreement/Amendment. This Agreement, including exhibits, constitutes the entire understanding between the parties with respect to the subject matter, and supersedes all prior written and oral proposals, understandings, agreements and representations, all of which are merged herein. No amendment or modification of this agreement shall be effective unless it is in writing and executed by all of the parties hereto.

          19. Non-Waiver of Default. The failure of either party to insist, in any one or more instances, on the performance of any terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term or condition, and the obligations of the non-performing party with respect thereto shall continue in full force and effect.

          20. Severability. In the event that any provision of this Agreement shall, for any reason, be deemed to be invalid and unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

         21. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its conflict of law principles.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                         iVILLAGE, INC.

                                         By: /s/ Steven Elkes
                                            --------------------------
                                           (type/print name & title below line)
                                            Steven Elkes
                                            VP Finance/Legal Affairs


                                         FIRST CREDIT CARD SERVICES USA L.L.C.

                                         By: /s/ Dennis Moroney
                                             -------------------------
                                            (type/print name & title below line)
                                             Dennis Moroney
                                             F.C.C.S. CEO

                                  EXHIBIT A

                                     FEES

                  During the term of this Agreement and any renewal terms thereof, FCCSU-LLC agrees to pay to Company the following in conjunction with the marketing of the Program which is the subject of this Agreement.

         1. FCCSU-LLC shall pay to Company a one-time payment in the sum of [*] dollars. The payment shall be due to Company by FCCSU-LLC upon the display of the first of the Impressions, scheduled for the 31st of May 1998, 1998 (the "Launch Date") and paid within forty-five (45) days thereafter.

         2. Furthermore, FCCSU-LLC shall pay to the Company four equal quarterly payments of [*] dollars. The first quarterly payment shall be due ninety (90) days after the Launch Date and paid within thirty (30) days thereafter. Each additional quarterly payment of [*] dollars shall be due within ninety (90) days of the prior quarterly payment and paid within thirty (30) days thereafter.

         3. In addition, FCCSU-LLC shall advance the following sums (the "Advance(s)") to be offset against all amounts earned by the Company under this Program. The Advance shall be paid as follows:

                  a.) Within Three (3) months after the Launch Date: If the Company adds the following aggregate Accounts within three (3) months after the Launch Date, then the Company will be paid the respective
         Advance:

Three Months after the      Accounts Attained         Additional Advance:
Launch Date:

1.)                         [*]                       [*]
2.)                         [*]                       [*]
3.)                         [*]                       [*]

                  b.) Within Six (6) months after the Launch Date: If the Company adds the following incremental Accounts within six (6) months after the Launch Date, then the Company will be paid the respective
         Advance:

Six Months after the        Additional Accounts:      Additional Advance:
Launch Date:

1.)                         [*]                       $[*]
2.)                         [*]                       $[*]
3.)                         [*]                       $[*]

All Marketing Fees earned shall be off-set against all Advances paid as a result of the Agreement.

         4. After the first [*] Accounts are opened, the Company shall be paid a minimum of a $[*] Marketing Fee for every Account opened thereafter during the term of this Agreement and during any extensions and/or renewals.

         5. Furthermore, FCCSU-LLC agrees that if after the first [*]
Accounts are opened the Company's performance exceeds the below listed projected account goal for any given quarter during the remaining term of this Agreement, that FCCSU-LLC will retroactively increase the Marketing Fee applicable to the quarter, and only that quarter, in accordance with the following schedule:

QUARTERLY MARKETING FEE INCREASE:

OPENED ACCOUNTS:                      INCREMENTAL INCREASE:

[*]                                   $[*]
[*]                                   $[*]
[*]                                   $[*]
[*]                                   $[*]


         The cumulative opened Accounts for each remaining quarter shall be deemed to be zero (0) as of beginning of each quarter for the purpose of establishing the Marketing Fee Incremental Increase.

         For example, in the first quarter, after the opening of [*] Accounts, the Company shall be paid a Marketing Fee of $[*] for each Account opened. If in that first cumulative quarter, the Company opens [*] Accounts, then the Company will be paid a $[*] incremental increase for the [*] opened Accounts, retroactively (essentially an additional Marketing Fee of $[*]). If in the next applicable quarter, the Company opens an incremental [*] Accounts (for a cumulative total of [*] Accounts) then the Company will be paid a $[*] increase for the [*] incremental opened Accounts, retrospectively (essentially an additional Marketing Fee of $[*]).

         If this Agreement is terminated by FCCSU-LLC and/or its affiliates, then the payment of any and all future Advances, shall immediately cease.

                                  EXHIBIT B

                                LICENSED MARKS
                                --------------



                               [iVillage logo]


                                      16